ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is dated as of January 15, 2013 (the “Effective Date”), by and between InterCore Energy, Inc., a Delaware corporation (the “Assignor” or “ICOR”), on the one hand, and HLBC Distribution Company, Inc., a Nevada corporation (“Assignee”), on the other hand. Each of the Assignor and the Assignee shall be referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H

A.   WHEREAS, the Assignor is a party to that certain Share Exchange Agreement (the “Share Exchange Agreement”) with SRG, Inc., a Quebec Province corporation (“SRG”) dated of even date hereof, wherein the Assignor is acquiring 100% of SRG in exchange for One Million Shares (1,000,000) of the Assignor’s Series C Preferred Stock, which will represent 80% of the Assignor’s voting control at Closing (as defined in the Share Exchange Agreement).

B.   WHEREAS, pursuant to the Share Exchange Agreement, the Assignor agreed it would assign and transfer to the Assignee all of the Assignor's right, title and interest in and to all the Assets (as defined below) related and incidental to the business of the Assignor (the “Business”), as it was conducted on and prior to the closing of the transactions contemplated by the Share Exchange Agreement.

C.   WHEREAS, pursuant to the Share Exchange Agreement and effective with the Closing (as defined in the Share Exchange Agreement) of the transaction contemplated in the Share Exchange Agreement, as the purchase price for the Assets the Assignee has agreed to assume, fully perform, satisfy and be liable for all of certain liabilities and obligations of the Assignor as defined below (the “Assumed Liabilities”).”

D.  WHEREAS, for the purpose of this Agreement, “Assets” shall mean all personal property (both tangible and intangible), contracts, accounts receivables, equipment, fixtures, general Intangibles (such as telephone and fax numbers, e-mail addresses and website URLs), bank deposit accounts, cash, all present and future contracts, all patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights related and incidental to the Business, and as further defined on Exhibit A.

E.     WHEREAS, for the purpose of this Agreement, “Assumed Liabilities” shall mean the obligations of the Assignor listed on Exhibit B.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE 1

SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

1.1  Assignment. In exchange for the assumption of the Assumed Liabilities, which are valued at more than the value of the Assets, Assignor hereby grants, sells, assigns, transfers, conveys and delivers to the Assignee, their successors and assigns, all of Assignor's rights, title and interest under, in and to the Assets and Business"), as well as issue the Assignee 40,203,785 shares of the Assignor’s common stock (the “Shares”), and warrants to purchase 50,000,000 shares of the Assignor’s common stock, at the exercise price of $0.0055 per share (the fair market value of Assignor’s common stock as of the date of this Agreement) and in the form attached hereto as Exhibit E (the “Warrants” and together with the Shares, the “Securities”).

1.2  Assumption of Assumed Liabilities. The Assignee hereby expressly assumes and agrees to pay, perform and/or discharge in accordance with their terms the Assumed Liabilities.

1.3  Further Assurances. Each of Assignor and Assignee agree to execute such other documents and take such other actions as may be reasonably necessary or desirable to confirm or effectuate the assignment and assumption contemplated hereby.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

OF ASSIGNEE

2.1  Representations and Warranties of Assignee. To induce the Assignor to enter into this Agreement and to consummate the transactions contemplated hereby, Assignee represents and warrants as of the date hereof and as of the Closing, as follows:

2.1.1  Authority of Assignee; Acquisition of Assets/Assumption of Assumed Liabilities. Assignee has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of Assignee. As required under this Agreement, Assignee will acquire the Assets and assume the Assumed Liabilities as set forth herein.

2.1.2  Corporate Existence and Authority of the Assignee. The Assignee is a corporation duly organized, validly existing and in good standing under the laws of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

2.1.3  Assets Acquired “As Is”. The Assignor makes no representations or warranties regarding the Assets, including, but not limited to, its business, its financial condition or statements, its prospects, its employment matters, and its regulatory matters. The Assignee acknowledges that it is intimately familiar with the Assets, its business operations, and its financial condition, and is receiving control of the Assets on an “as is” basis.

2.2  Investment Representations. The Assignee hereby represents and warrants to the Assignor as follows:

2.2.1  Acknowledgment. The Assignee understands and agrees that the Securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the U.S. and that the issuance of the Securities is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

2.2.2  Status. By its execution of this Agreement, the Assignee represents and warrants to the Assignor that the Assignee is a sophisticated investor, familiar with the Assignor’s company and business. The Assignee understands that the Securities are being offered and sold to the Assignee in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Assignee set forth in this Agreement, in order that the Assignor may determine the applicability and availability of the exemptions from registration of the Securities on which the Assignor is relying.

2.2.3  Stock Legends.

(a)      The Assignee understands and agrees that the certificates and agreements evidencing the Shares and the Warrants issued to the Assignee will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO INTERCORE ENERGY, INC. AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)      Other Legends. The certificates representing the Securities, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF THE ASSIGNOR

3.1  Representations and Warranties of the Assignor. To induce Assignee to enter into this Agreement and to consummate the transactions contemplated hereby, the Assignor represents and warrants, as of the date hereof and as of the Closing, as follows:

3.1.1  Authority of the Assignor/Transfer of Assets. The Assignor has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of the Assignor. The Assignor shall transfer title in and to the Assets to Assignee.

3.1.2  Corporate Existence and Authority of the Assignor. The Assignor is a corporation duly organized, validly existing and in good standing under the laws of Delaware. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3.1.3  Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which the Assignor is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of the Assignor; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on the Assignor or any of its actions.

ARTICLE 4

CLOSING AND DELIVERY OF DOCUMENTS

4.1 Closing. The closing of the transaction contemplated herein will be coordinated with the closing of the transactions contemplated by that certain Share Exchange Agreement by and between InterCore Energy, Inc., SRG, Inc. and certain SRG shareholders and dated of even date hereof, and it is the intent of the parties that the transactions contemplated by both agreements close simultaneously.

4.2 Deliveries by Assignor. At the Closing, the Assignor shall deliver the following:

(a)   a signed copy of this Agreement;

(b)   written confirmation of the approval of this Agreement and the herein described transactions by ICOR’s Board of Directors; and

(c)    a signed Instrument of Transfer effecting the transfer of the Assets to the Assignee in the form attached hereto as Exhibit C.

4.3 Delivery by Assignee: At the Closing, Assignee shall deliver the following:

(a)    a signed copy of this Agreement;

(b)   written confirmation of the approval of this Agreement and the herein described transactions by Assignee’s Board of Directors, if a corporation; and

(c)    a signed copy of the Assumption of Liabilities in the form attached hereto as Exhibit D.

ARTICLE 5

TERMINATION, AMENDMENT AND WAIVER

5.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties.

5.2 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6

COVENANTS, INDEMNIFICATION

6.1 To induce the other Party to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, the Parties covenants and agrees as follows:

6.1.1 Notices and Approvals. The Parties agree: (a) to give all notices to third parties which may be necessary or desired by either Party in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders required or requested by either Party in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or requested by either Party in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.1.2 Information for Statements and Applications. Each Party, and its accountants and attorneys shall cooperate fully with other Party in the preparation of any filings, statements or applications made by either Party to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish either Party with all information concerning the Party and/or the Assets and Assumed Liabilities necessary or deemed desirable by either Party for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.1.3 Access to Information. Each Party, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of the other Party relative to the transaction contemplated by this Agreement and have full access to all of the books and records of the Party, relative to the transaction contemplated by this Agreement, and the Assets and Assumed Liabilities during reasonable business hours. Notwithstanding the foregoing, such Party shall treat all such information as confidential and shall not disclose such information without the prior consent of the other Party.

ARTICLE 7

MISCELLANEOUS

7.1 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

7.2 Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

If to Assignee:

HLBC Distribution Company, Inc.

8270 S. 33rd Street, #307

Lincoln, Nebraska 68516

Attn. M. Scott Stevens

Telephone: ______________

Facsimile: _______________

Email: _______________

If to the Assignor:

InterCore Energy, Inc.

1 International Boulevard - Suite 400

Mahwah, NJ 07495-0027

Attention: James F. Groelinger, CEO

Telephone: ______________

Facsimile: _______________

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

7.3 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

7.4 Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

7.5 Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

7.6 Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.7 Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

7.8 Finders’ and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.9 Governing Law. This Agreement has been negotiated and executed in the State of Texas and shall be construed and enforced in accordance with the laws of such state.

7.10 Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Fort Bend County, Texas.

7.11 Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

7.12 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns. This Agreement may not be assigned by either Party without the express written consent of the other Party.

7.13 Third Party Beneficiary. This Agreement is not intended to and does not confer any rights on any third party, and no such third party shall be a third party beneficiary under or in respect of this Agreement.

7.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[Remainder of page intentionally left blank; signatures to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“Assignee”	“Assignor”

HLBC Distribution Company, Inc.	InterCore Energy, Inc.
a Nevada corporation	a Delaware corporation

/s/ M. Scott Stevens	/s/ James F. Groelinger
By: M. Scott Stevens	By: James F. Groelinger
Its: President	Its: Chief Executive Officer

The undersigned consents to the assignment of the Soft and Smooth Assets and to the transfer of those assets to HLBC Distribution Company, Inc.

/s/ Harry Pond
Harry Pond, President Biopack Environmental Solutions, Inc

Exhibit A

List of Assets

Asset Description	Value on ICOR Financial Statements

Myself Cash Flow	$ 0
82,723 shares of Legends and Heroes, Inc. common stock	$ 325,000
9,000,000 shares of Epec Biofuels Holdings, Inc.	$ 375,000
Soft and Smooth Assets*	$ 0

* The asset known as the Soft and Smooth Assets, are defined as the Patent Assignment and all rights, interests and legal claim to that certain invention, entitled DELIVERY DEVICE WITH INVERTIBLE DIAPHRAGM, including all intellectual property related to said invention.

The Assets, include, but are not limited to the following patent applications have been filed regarding the invention:

U.S. Provisional Application No. 61/071,766, filed May 16, 2008

PCT Patent Application No. PCT/US2009/044400, filed May 18, 2009

U.S. Continuation-in-Part Application No. 12/946,671, filed November 15, 2010.

And also includes any and all of ICOR’s interest and rights under that certain Marketing and Development Services Agreement entered into by and between ICOR and Biopack Environmental Solutions, Inc. regarding marketing, development and possible sale of the Soft & Smooth Assets.

Total Value of Assets Being Transferred: $700,000

B-1

Exhibit B

List of Assumed Liabilities

Management Fees to be Transferred

Creditor Name	Liability Amount

Stephen Gifis	$28,000
James F. Groelinger	$92,000
Frederick Larcombe	$92,000
Wayne LeBlanc	$82,500
Fred Voight	$92,000

Subtotal:	$386,500

Trade Payables to be Transferred

Creditor Name	Liability Amount

Rivercoach Partners, LP	$27,380
Rockland Group	$11,500
RWIP, LLC	$106,418
Alan Voight	$4,150

Subtotal:	$149,448

Notes Payables to be Transferred

Creditor Name	Liability Amount

New Horizon, Inc.	$450,000

Subtotal:	$450,000

Total Liabilities to be Transferred: $985,948

B-2

Exhibit C

Instrument of Transfer

B-3

Exhibit D

Instrument of Assumption

B-4

Exhibit E

Form of Warrant

B-5